UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2009

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

5 Greenway Plaza
Suite 100
Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective October 23, 2009, the Board of Directors (the “Board”) of Parker Drilling Company (the “Company”) appointed David C. Mannon as Chief Executive Officer and a director of the Company. He will also continue to serve as President and Chief Operating Officer of the Company. In connection with this appointment, effective October 23, 2009, Robert L. Parker, Jr. will no longer serve as Chief Executive Officer. He will continue to serve as Chairman and a director of the Company.
     Mr. Mannon has been appointed as a Class I director and will stand for re-election at the annual meeting of stockholders of the Company in 2012 or until his successor has been duly elected or chosen and qualifies, unless Mr. Mannon sooner dies, resigns or is removed.
     Mr. Mannon, 51, joined the Company as Senior Vice President and Chief Operating Officer in December 2004. He was appointed President in July 2007. From April 2003 through November 2004, Mr. Mannon held the positions of President and chief executive officer of Triton Engineering Services Company (“Triton”), a subsidiary of Noble Drilling Corporation. From 1988 to March 2003 he held various other positions with Triton. From 1980 through 1988, Mr. Mannon served as a drilling engineer for SEDCO-FOREX, formerly SEDCO. Mr. Mannon is currently a member of the International Association of Drilling Contractors (IADC), Society of Petroleum Engineers (SPE) and the American Association of Drilling Engineers (AADE), and also serves on the Upstream Committee of the American Petroleum Institute (API).
     There are no arrangements or understandings between Mr. Mannon and any other person pursuant to which he was appointed as Chief Executive Officer and director. The Company is not aware of any transaction in which Mr. Mannon has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Mr. Mannon was paid six hundred thousand dollars in connection with his becoming Chief Executive Officer and agreeing to relinquish substantial rights under his existing employment agreement.
Employment Agreements
     Each of Messrs. Parker and Mannon (each, an “Executive”) is party to an Employment Agreement, effective October 23, 2009, with the Company (the “Employment Agreements”), which replaced the Executive’s existing employment agreement. Under the Employment Agreements, Mr. Parker and Mr. Mannon will be paid base salaries, respectively, of not less than $637,300 and $630,000.
     Mr. Parker’s agreement has an initial term ending December 31, 2010, and Mr. Mannon’s agreement has an initial term ending December 31, 2011. The term of each of the Employment Agreements will be automatically extended for successive one-year terms, unless notice is given by either the Executive or the Company that the term will not be extended. The notice period is 105 days in Mr. Parker’s agreement and 90 days in Mr. Mannon’s agreement.
     Pursuant to the agreements, either the Company or the Executive may terminate the Executive’s employment at any time. Each of the Employment Agreements provides that if the employment of the Executive is terminated prior to a change in control either involuntarily by the Company and not due to cause or by the Executive for good reason, or in the case of Mr. Parker, his retirement after age 65, the Executive will receive (1) two times the sum of his base salary and current annual incentive target bonus, (2) a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals, and (3) 24 months of health and dental coverage for himself and his covered dependents. In the event of non-renewal of an Employment Agreement and the Executive’s voluntary termination within 10 days after the non-renewal (other than by death or disability), (a) Mr. Parker will receive the benefits described in the preceding sentence, unless the non-renewal is within two years of a change in control as described below, and (b) Mr. Mannon will receive the sum of his base salary and current annual incentive target bonus, and 12 months of health and dental coverage for himself and his covered dependents.
     Each Employment Agreement also provides for compensation due to termination of employment during the term of the Agreement within two years following a change in control. A “change in control” is generally defined to include the acquisition by a person of 50% or more of the Company’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and such events as the Board of Directors determines to constitute a change in control.
     With respect to Mr. Parker, if within two years following a change in control, his employment is terminated either involuntarily by the Company and not due to cause or by Mr. Parker for good reason or his retirement after age 65, or Mr. Parker’s Employment Agreement is not renewed at the end of its term during such two-year period and Mr. Parker voluntary terminates his employment within 10 days after the non-renewal (other than by death or disability), Mr. Parker will receive (1) three times the sum of his base salary and current annual incentive target bonus, (2) a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals, (3) 36 months of health and dental coverage for himself and his covered dependents, and (4) advancement of legal fees in limited circumstances. As with Mr. Parker’s prior agreement with the Company, his Employment Agreement also provides for a gross-up in the event he is entitled to benefits which constitute a parachute payment and subject him to an excise tax under the Internal Revenue Code.
     With respect to Mr. Mannon, in the event of a change in control, the term of his Employment Agreement will be extended for a period of two years from the date of the change in control. If his employment is terminated within the extended term either involuntarily by the Company and not due to cause or by Mr. Mannon for good reason, Mr. Mannon will receive the same benefits as described above for Mr. Parker, including the gross-up.

     In addition, each Employment Agreement provides confidentiality, non-competition, non-recruitment and non-solicitation covenants during employment and for one year after any termination. The severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants are violated or if the Company learns of facts that would have resulted in a termination for cause. Severance payments under each of the Employment Agreements are conditioned upon the Executive’s timely execution of a waiver and release of claims against the Company and its affiliates, officers and directors.
     In the event of a termination of the Executive’s employment by the Company due to cause (which includes, among other things, conviction of a felony, fraud upon the Company, misappropriation of funds or property of the Company and violation of law), death, disability, or voluntary resignation, the Executive will be entitled to receive only those payments and benefits that have accrued to him.
     The foregoing description of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements, which are attached hereto as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1† Employment Agreement between Mr. Robert L. Parker, Jr. and Parker Drilling Company, effective October 23, 2009
10.2† Employment Agreement between Mr. David C. Mannon and Parker Drilling Company, effective October 23, 2009

†	Management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer

Date: October 23, 2009

EXHIBIT INDEX

No.	Description

10.1†	Employment Agreement between Mr. Robert L. Parker, Jr. and Parker Drilling Company, effective October 23, 2009

10.2†	Employment Agreement between Mr. David C. Mannon and Parker Drilling Company, effective October 23, 2009

†	Management contract or compensatory plan or arrangement.